                                                                   EXHIBIT 2.3

                              CERTIFICATE OF MERGER
                                       OF
                            THE WIRELESS GROUP, INC.
                                      INTO
                        FOCUS AFFILIATES MERGER SUB, INC.

                        (UNDER SECTION 252 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE)



FOCUS AFFILIATES MERGER SUB, INC. hereby certifies that:

(1) The name and state of incorporation of each of the constituent corporations are:

         (a)      The Wireless Group, Inc., a Texas corporation; and

         (b)      Focus Affiliates Merger Sub, Inc., a Delaware corporation.

(2) An agreement of merger has been approved, adopted, certified, executed, and acknowledged by The Wireless Group, Inc. and by Focus Affiliates Merger Sub, Inc. in accordance with the provisions of subsection
(c) of Section 252 of the General Corporation Law of the State of Delaware, and in the case of Focus Affiliates Merger Sub, Inc. by written consent of its sole stockholder pursuant to Section 228 of the General Corporation Law of the State of Delaware.

(3)      The name of the surviving corporation is Focus Affiliates Merger
Sub, Inc.

(4) The certificate of incorporation of Focus Affiliates Merger Sub, Inc. shall be the certificate of incorporation of the surviving corporation.

(5)      The surviving corporation is a corporation of the State of Delaware.

(6) The executed agreement of merger is on file at the principal place of business of Focus Affiliates Merger Sub, Inc. at 9314 Eton Street, Chatsworth, California 91311.

(7) A copy of the agreement of merger will be furnished by Focus Affiliates Merger Sub, Inc., on request and without cost, to any stockholder of Focus Affiliates Merger Sub, Inc. or The Wireless Group, Inc.

(8) The authorized capital stock of The Wireless Group, Inc. is 1,000,000 shares, of no par value.

         IN WITNESS WHEREOF, Focus Affiliates Merger Sub, Inc. has caused this certificate to be signed by Michael Hedge, its authorized officer, on the 30th day of December 1999.

                                   FOCUS AFFILIATES MERGER SUB, INC.



                                   By:  /s/ Michael Hedge
                                       ---------------------------------------
                                          Michael Hedge
                                          Chief Executive Officer